Exhibit 2.5

CLASS C AGREEMENT

This CLASS C AGREEMENT (this “Agreement”) is made and entered into as of July 23, 2014, among QR Energy, LP, a Delaware limited partnership (the “Partnership”), on the one hand, and each of Quantum Resources A1, LP, Quantum Resources B, LP, Quantum Resources C, LP, QAB Carried WI, LP, QAC Carried WI, LP and Black Diamond Resources, LLC (collectively, the “Unitholders” and each, a “Unitholder”). The parties to this Agreement are sometimes referred to herein collectively as the “parties,” and individually as a “party.”

WHEREAS, the Unitholders collectively own all of the issued and outstanding Class C Convertible Preferred Units (the “Class C Units”) of the Partnership;

WHEREAS, Breitburn Energy Partners LP, a Delaware limited partnership (“Parent”), Breitburn GP, LLC, a Delaware limited liability company and the general partner of Parent, Boom Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), the Partnership and QRE GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “Partnership GP”), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Partnership, with the Partnership surviving as a wholly owned Subsidiary of Parent, all upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger” and, collectively with all other transactions contemplated by the Merger Agreement, the “Proposed Transaction”); and

WHEREAS, the Merger Agreement effectively contemplates that the Class C Units will remain outstanding and not be converted into Common Units (the “Common Units”) of the Partnership during the period from the date hereof until the Expiration Date (as defined below), and as a condition to the willingness of the Partnership to enter into the Merger Agreement and as an inducement and in consideration therefor, the Unitholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

NO CONVERSION; RESTRICTIONS ON TRANSFER

Section 1.1 Interpretation. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

Section 1.2 Covenant. Each Unitholder hereby agrees that, from the date hereof until the earlier of (x) the consummation of the Merger or (y) the termination of the Merger Agreement pursuant to and in compliance with the terms therein (such earlier date, the “Expiration Date”), it shall not, directly or indirectly, exercise such Unitholder’s right to convert the Class C Units held by such Unitholder into Common Units (as defined in the Partnership Agreement) under Section 5.12(b)(vii) pursuant to the Partnership Agreement or otherwise (the “Covenant”). As of the Expiration Date, without any further action, the Covenant shall be of no further force or effect.

Section 1.3 Restrictions on Transfers. Each Unitholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, except in connection with consummation of the Merger, (a) sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of Law or otherwise), any Class C Units, (b) deposit any Class C Units into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto that is inconsistent with this Agreement except pursuant to the Transaction, Voting and Support Agreement dated the date hereof among Parent, the Unitholders, QR Holdings (QRE), LLC and QR Energy Holdings, LLC, or (c) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (a) or (b).

ARTICLE II

TERMINATION

This Agreement shall terminate and be of no further force or effect upon the Expiration Date. Notwithstanding the preceding sentence, this Article II and Article III shall survive any termination of this Agreement. Nothing in this Article II shall relieve or otherwise limit any party of liability for willful breach of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE UNITHOLDERS

Section 3.1 Representations and Warranties. Each Unitholder represents and warrants to the Partnership as follows: (a) such Unitholder has full legal right and capacity to execute and deliver this Agreement, to perform such Unitholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly executed and delivered by such Unitholder and the execution, delivery and performance of this Agreement by such Unitholder have been duly authorized by all necessary action on the part of such Unitholder and no other actions or proceedings on the part of such Unitholder are necessary to authorize this Agreement, (c) this Agreement constitutes the valid and binding agreement of such Unitholder, enforceable against such Unitholder in accordance with its terms, (d) the execution and delivery of this Agreement by such Unitholder does not, and the compliance with the provisions hereof will not, conflict with or violate any Laws or agreements binding upon such Unitholder or the Class C Units owned by such Unitholder, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, except for filings with the SEC by such Unitholder, and (e) such Unitholder owns, beneficially and of record, or controls the Class C Units set forth opposite such Unitholder’s name on Exhibit A attached hereto.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Partnership and each Unitholder, and (ii) in the case of a waiver, by the party (or parties) against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.2 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other party hereto.

Section 4.3 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 4.4 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters therein and supersede all prior agreements and understandings on such matters.

Section 4.5 No Third-party Beneficiaries. Subject to Section 4.2, the provisions of this Agreement are binding upon, inure to the benefit of the parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors.

Section 4.6 Jurisdiction; Specific Performance; Waiver of Jury Trial.

(a) The parties hereto submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any Delaware state or Federal court located in the State of Delaware and the defense of an inconvenient forum to the maintenance of such claim in any such court.

(b) The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that, to the fullest extent permitted by Law, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 4.6 in the Delaware Court of Chancery or any state or federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. To the fullest extent permitted by Law, each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) any party hereto has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party hereto further agrees that no other party hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.6(b), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.6(c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.7 Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the applicable of any Law other than the Law of the State of Delaware.

Section 4.8 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;(g) all references to prices, values or monetary amounts refer to United States dollars; (h) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (i) this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (j) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (k) any references herein to a particular Section, Article or Exhibit means a Section or Article of, or an Exhibit to, this Agreement unless otherwise expressly stated herein; the Exhibit attached hereto is incorporated herein by reference and will be considered part of this Agreement; (l) unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis; (m) all references to days mean calendar days unless otherwise provided; and (n) all references to time mean Houston, Texas time.

Section 4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

Section 4.10 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

PARTNERSHIP:

QR ENERGY, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Alan L. Smith
Name:	Alan L. Smith
Title:	Chief Executive Officer

UNITHOLDERS:

QUANTUM RESOURCES A1, LP

By:	The Quantum Aspect Partnership, LP, its general partner
By:	QA GP, LLC, its general partner
By:	QA Holdings, LP, its general partner
By:	QA Global GP, LLC, its general partner

By:	/s/ Alan L. Smith
Name:	Alan L. Smith
Title:	Chief Executive Officer

QUANTUM RESOURCES B, LP

By:	The Quantum Aspect Partnership, LP, its general partner
By:	QA GP, LLC, its general partner
By:	QA Holdings, LP, its general partner
By:	QA Global GP, LLC, its general partner

By:	/s/ Alan L. Smith
Name:	Alan L. Smith
Title:	Chief Executive Officer

Signature Page to Class C Agreement

QUANTUM RESOURCES C, LP

By:	The Quantum Aspect Partnership, LP, its general partner
By:	QA GP, LLC, its general partner
By:	QA Holdings, LP, its general partner
By:	QA Global GP, LLC, its general partner

By:	/s/ Alan L. Smith
Name:	Alan L. Smith
Title:	Chief Executive Officer

QAB CARRIED WI, LP

By:	Black Diamond GP, LLC, its general partner
By:	Black Diamond Resources 2, LLC, its sole member

By:	/s/ Alan L. Smith
Name:	Alan L. Smith
Title:	Chief Executive Officer

QAC CARRIED WI, LP

By:	Black Diamond GP, LLC, its general partner
By:	Black Diamond Resources 2, LLC, its sole member

By:	/s/ Alan L. Smith
Name:	Alan L. Smith
Title:	Chief Executive Officer

BLACK DIAMOND RESOURCES, LLC

By:	/s/ Alan L. Smith
Name:	Alan L. Smith
Title:	Chief Executive Officer